Exhibit 99.1

Encore Capital Group, Inc.

For Immediate Release

Encore Capital Group, Inc. Announces Private Placement of Convertible Senior Notes

SAN DIEGO — June 17, 2013/PRNewswire-FirstCall/ — Encore Capital Group, Inc. (NASDAQ: ECPG) (the “Company”) today announced that it has commenced a private offering, subject to market and other conditions, of $110,000,000 aggregate principal amount of convertible senior notes due 2020 (the “notes”). The notes will be fully and unconditionally guaranteed on a senior unsecured basis by Midland Credit Management, Inc., a wholly owned subsidiary of the Company. In connection with the offering, the Company expects to grant the initial purchasers an option to purchase up to an additional $16,500,000 aggregate principal amount of such notes to cover sales in excess thereof. The notes will be convertible, if certain conditions are met, into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election.

The Company intends to use the net proceeds from this offering

—	to pay the cost of certain capped call transactions (described below) and

—	to pay a portion of the purchase price for the purchase of a controlling interest in Cabot Holdings S.À.R.L.

If the initial purchasers exercise their option to purchase additional notes, the Company may enter into additional capped call transactions. The Company intends to use the resulting additional net proceeds of the sale of the additional notes

—	to pay the cost of entering into additional capped call transactions and

—	for general corporate purposes.

In connection with the pricing of the notes, the Company expects to enter into capped call transactions with one or more of the initial purchasers (or their affiliates) and/or one or more other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the notes in the event that the market price of the Company’s common stock is greater than the strike price of the capped call transactions, which will initially correspond to the initial conversion price of the notes, with such reduction and/or offset subject to a cap based on the cap price of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, the Company expects to enter into additional capped call transactions with the option counterparties.

The Company has been advised by the option counterparties that in connection with establishing their initial hedge of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock in privately negotiated transactions and/or open market transactions concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time.

In addition, the Company has been advised by the option counterparties that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes). This activity could also cause an increase or avoid a decrease in the market price of the Company’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

The notes, the shares of the Company’s common stock issuable upon conversion of the notes, if any, and the capped call transactions have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is being issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of the securities will be made only by means of a private offering memorandum.

Forward-Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding the actual terms of the notes, the completion, timing and size of the proposed private offering, the anticipated use of proceeds from the offering and whether the capped call transactions will become effective. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

or

Adam Sragovicz (858) 309-9509

adam.sragovicz@encorecapital.com

Information found on the Company’s website is not incorporated by reference.